Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 of our report dated February 10, 2003, except as to Note 12, for which the date is May 22, 2003, relating to the consolidated financial statements, which appears in the 3M Company Current Report on Form 8-K dated May 23, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
November 13, 2003